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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Assured Guaranty Ltd. of our report dated March 18, 2009 relating to the consolidated financial statements and financial statement schedule, which appears in Financial Security Assurance Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
June 15, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM